SCHEDULE 14 C

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ] Preliminary information statement

[ X ] Definitive information statement

Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

TECH-CREATIONS, INC.

(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER) Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11. (1) Title of each class of securities to which transaction applies: Not Applicable. (2) Aggregate number of securities to which transaction applies: Not Applicable. (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable. (4) Proposed maximum aggregate value of transaction: Not Applicable. (5) Total fee paid: Not Applicable. [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: Not Applicable. (2) Form, Schedule or Registration Statement No. : Not Applicable. (3) Filing Party: Not Applicable. (4) Date Filed: Not Applicable.

TECH-CREATIONS, INC.

265 SUNRISE AVENUE, SUITE 204

PALM BEACH FLORIDA 33480

August 31, 2000

Dear Stockholder:

        This Information Statement is being provided to inform you that the holders of a majority of the outstanding common stock of Tech-Creations, Inc. (the “Company”), has delivered to the Company written consent to the following action:

Authorizing the board of directors of the Company to change the corporate name to any name selected by the board of directors

        The actions taken by the holders of a majority of the outstanding common stock will become effective twenty (20) days from the date hereof.

        This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the action. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very truly yours, /s/William H. Ragsdale --------------------------------------------

William H. Ragsdale, Secretary

INFORMATION STATEMENT

OF

TECH-CREATIONS, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO

SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

        This Information Statement is being furnished to the holders of common stock, par value $.0001 per share (the “Company Common Stock”), of Tech-Creations, Inc., a Delaware corporation (the “Company”) to inform you that the Board of Directors of the Company and the holders of a majority of the outstanding Company Common Stock have authorized, by written consent dated August 31, 2000, the board of directors of the Company to change the corporate name to any name selected by the board of directors

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

AMENDMENT TO THE CERTIFICATE OF

INCORPORATION TO CHANGE NAME OF COMPANY

        Pursuant to the Consent, the name of the Company may be changed by resolution of the Board of Directors from “Tech-Creations, Inc.” to any name selected by the Board of Directors. The name change will become effective upon the proper filing of Certificate of Amendment to the Certificate of Incorporation.

        The decision to authorize the Board of Directors to change the name of the Company was based on the desire of management to enable a name change in the event the Company merges with or acquires a business different from the Company’s present business purpose.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999 MAY BE OBTAINED BY WRITTEN REQUEST FROM DONALD F. MINTMIRE, ESQ., 265 Sunrise Avenue, Suite 204, Palm Beach, FL 33480.